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                                                                   Exhibit 10.15

                SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
                        As amended through March 1, 2001


        Arch Chemicals, Inc. ("Arch") hereby establishes a Supplemental Contributing Employee Ownership Plan (the "Plan" or "SCEOP"), effective February 8, 1999, the effective date of the spin-off of Arch from Olin Corporation (the "Effective Date"). The Plan is hereby restated effective March 1, 2001. The Plan is intended to be an unfunded, nonqualified deferred compensation plan for certain management and highly compensated employees, as described in Section 201(2) and 301(a)(3) of the Employee Retirement Income Security Act ("ERISA").

        Prior to March 1, 2001, Arch was a participating employer in the multiple employer plan known as the Olin Corporation Contributing Employee Ownership Plan (the "Olin CEOP"). Effective as of March 1, 2001, Arch withdrew as a participating employer from the Olin CEOP and, effective as of the same date, adopted its own defined contribution plan known as the Arch Chemicals, Inc. Contributing Employee Ownership Plan (the "Arch CEOP") to which it transferred all account balances attributable to Arch participants in the Olin CEOP. For purposes of this Plan, the term "CEOP" shall refer to the Olin CEOP prior to March 1, 2001, and to the Arch CEOP on and after March 1, 2001.

        The purpose of this Plan is to permit certain executive employees of Arch, whose contributions to the CEOP are limited under Sections 401(a)(17) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code"), with certain supplemental benefits to make up for such Code-imposed limitations.

                                    ARTICLE I
                       DEFINITIONS AND GENERAL PROVISIONS

        1.1 Except as otherwise provided herein, the terms defined in the CEOP are used herein with the meanings ascribed to them in the CEOP. In addition, when used herein, the following definitions shall apply:

                (a) "Arch Phantom Units" means phantom shares of the CEOP's Arch Common Stock Fund credited under the SCEOP.


                (b) "CEOP Percentage" means, with respect to a SCEOP Participant, the annual percentage by which such Participant reduces his Maximum Eligible Compensation on either a before-tax or after-tax basis in calculating Contributions made to the CEOP (whether as a result of elective, or automatic, enrollment); provided, however, that, if a Participant's CEOP percentage exceeds six percent (6%), the Participant may elect, for purposes of this Plan, to limit the CEOP percentage used under this Plan to six percent (6%).

                (c) "Company" or "Arch" means Arch Chemicals, Inc. and its affiliated companies.


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                (d)     "Compensation" has the same meaning as under the CEOP,
        except that it is not subject to the maximum dollar limitation on compensation taken into account for purposes of the CEOP under Section 401(a)(17) of the Code.

                (e) "Distribution Date" has the same meaning as that specified in the Distribution Agreement by and between Olin Corporation and Arch Chemicals, Inc.

                (f) "Dividend Equivalents" means (i) with respect to the Arch Phantom Units held in a SCEOP Account of a SCEOP Participant, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Arch Common Stock reflected in such Arch Phantom Units; and (ii) with respect to the Olin Phantom Units held in a SCEOP Account of an Arch Participant, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Olin Common Stock reflected in such Olin Phantom Units. Any Dividend Equivalents shall be deemed reinvested solely in Arch Phantom Units.

                (g) "Excess Company Matching Contribution" means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating the Company Matching Contribution (currently, 100% of the first $25 per month, and 50% of the Participant's Contribution in excess of $25 per month) under the CEOP, as such percentage changes from time to time, by (ii) the annual SCEOP Participant Contribution for that Participant; provided that, if the participant's CEOP Percentage exceeds six percent (6%), the SCEOP Participant Contribution will be calculated using six percent (6%) for the CEOP Percentage when calculating the Excess Company Matching Contribution.

                (h) "Excess Performance Contribution" means with respect to a SCEOP Participant for a Plan Year, the amount derived by multiplying
        (i) the percentage used in calculating the Performance Matching Contribution under the formula contained in the CEOP that is applicable to a SCEOP Participant for that year, if any, by (ii) the SCEOP Participant Contribution of that Participant for such year; provided that if such Participant's CEOP Percentage exceeds six percent (6%), the SCEOP Participant Contribution will be calculated using six percent (6%) for the CEOP Percentage when calculating the Excess Performance Contribution.

                (i) "Maximum Eligible Compensation" means the annual maximum amount of Compensation under Section 401(a)(17) of the Code from which a Participant is permitted to make Contributions to the CEOP, as such maximum amount is adjusted from time to time under the Code.

                (j) "Olin Phantom Units" means phantom shares of the CEOP's Olin Common Stock Fund credited under the SCEOP.

                (k) "Plan Year" means a twelve-month period ending on December 31.

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                (l)     "Primex Phantom Units" means phantom units of the CEOP's
        Primex Stock Fund credited under the SCEOP, such units deemed to consist of both Primex Stock and cash.

                (m) "SCEOP Participant" or "Arch Participant" means an Arch employee whose contributions to the CEOP are limited as a result of the imposition of the limitations set forth in the Sections 401(a)(17) of the Code and who has filed an election to participate in the SCEOP with the Committee.

                (n) "SCEOP Account" for a SCEOP Participant means the Account established under the SCEOP for such Participant holding Arch Phantom Units, Olin Phantom Units, Primex Phantom Units, and/or any other phantom securities or units created herein.

                (o) "SCEOP Participant Contribution" with respect to a SCEOP Participant shall mean the annual amount by which the SCEOP Participant has elected to reduce his Compensation under this Plan, such amount being equal to the CEOP Percentage multiplied by the difference between
        (i) such Participant's Compensation and (ii) his Maximum Eligible Compensation.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

        2.1     Any employee of the Company who

                (a) is a management employee;

                (b) is a "highly compensated employee" within the meaning of Code Section 414(q);

                (c) is participating in the CEOP; and

                (d) whose Compensation or rate of pay is in excess of the limitation contained in Section 401(a)(17) of the Code shall be eligible to participate in this Plan (an "Eligible Employee").

        2.2 Each Eligible Employee who was enrolled in the Olin Supplemental Contributing Employee Ownership Plan ("Olin SCEOP") as of the Distribution Date automatically shall become a Participant in this Plan as of its Effective Date, and the salary reduction agreement in effect as of such date shall be carried over and remain effective with respect to this Plan for the remainder of the calendar year. Each other Eligible Employee wishing to participate in this Plan after the Effective Date must execute and file a salary reduction agreement in a form acceptable to the Plan Administrator. Initially, such agreement to reduce Compensation shall be filed within thirty (30) days following such individual becoming an Eligible Employee. An Eligible



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Employee not filing such an agreement within the thirty (30) day period referred to in the preceding sentence must thereafter file such agreement to reduce Compensation by December 1 of the calendar year prior to the beginning of the Plan Year for which it will be effective and prior to the calendar year in which such Compensation would otherwise be earned. Once filed, agreements to reduce Compensation shall remain in effect for subsequent Plan Years unless revoked by the Participant in writing in a form acceptable to the Plan Administrator.

        2.3 Any election to reduce salary shall be irrevocable for the Plan Year to which it relates, provided, however, that during a Plan Year a Participant may elect to cease all salary reductions for the remainder of the Plan Year, in which case, no subsequent election shall be effective until the beginning of the next Plan Year.

        2.4 No salary reduction election shall be given effect under this Plan until the Participant has contributed to the CEOP the maximum amount permitted by the CEOP and by applicable law for the Plan Year to which such salary reduction election relates.

                                   ARTICLE III
                           CONTRIBUTIONS AND ACCOUNTS

        3.1 Each Eligible Employee who, immediately prior to the Distribution Date, was a participant in the Olin SCEOP shall be credited with an opening Account Balance under this Plan equal to the same number of Arch Phantom Units, Olin Phantom Units and Primex Phantom Units (if any) as were credited to his account under the terms of the Olin SCEOP as of the Distribution Date. Any Eligible Employee whose employment is transferred to Arch after its spin-off from Olin, but before February 8, 2000, shall have his or her Olin SCEOP account balances transferred to this Plan and his or her opening Account Balance shall be determined based upon the number of Olin Phantom Units, Primex Phantom Units, and Arch Phantom Units credited to his Olin SCEOP account as of the date he becomes employed by Arch. No additional Olin Phantom Units or Primex Phantom Units may be acquired under this Plan, whether through the crediting of Dividend Equivalents, through contributions to the Plan, or through deemed transfers of sub-accounts under the Plan. Notwithstanding this Section 3.1, no Eligible Employee who, immediately prior to his employment by Arch, had an account balance in the Olin SCEOP shall be credited with an initial Account Balance under this Plan attributable to his participation in the Olin SCEOP until such employee has released Olin Corporation and its affiliates, and the Olin SCEOP, from any liability, or claim for benefits, with respect to the employee's participation in the Olin SCEOP.

        3.2 In conjunction with establishing this Plan, Arch hereby assumes the liabilities of Olin Corporation and its affiliates for the provision of benefits to participants who, immediately prior to the Distribution Date, were participants in the Olin SCEOP and who, as of the Effective Date, transfer to, and become employed by Arch or its affiliated companies ("Arch Employees"). In consideration of such assumption of liability, Olin has transferred, as of the Effective Date, to Arch (or to a rabbi trust established by Arch) the reserves (including any associated assets held in a rabbi trust or similar vehicle) reflecting the value of the accrued liabilities being transferred,



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determined in accordance with Olin's established policies and accounting methods, uniformly applied for calculating liabilities under its non-qualified plans.

        3.3 Each SCEOP Participant who so elects for a Plan Year shall defer SCEOP Participant Contributions on a pre-tax basis. For each SCEOP Participant, a SCEOP Account will be established. The Account will contain sub-accounts for each type of contribution credited to the SCEOP Account and for each type of Phantom Unit credited to his Account. For each Plan Year during which a person is a SCEOP Participant and making deferrals, the Company (or other Participating Employer) will credit to the SCEOP Account of each SCEOP Participant the number of Arch Phantom Units equal in value to the sum of (1) the SCEOP Participant Contribution, plus (2) the Excess Company Matching Contribution, plus (3) the Excess Performance Contribution, if any. Such crediting shall occur periodically in accordance with the timing of contributions to the CEOP, in the case of the SCEOP Participant Contributions and Excess Company Matching Contributions, and as soon as administratively feasible following the making of a Performance Matching Contribution under the CEOP, in the case of an Excess Performance Contribution.

        3.4 A Participant's SCEOP Account will also be credited with Dividend Equivalents from time to time, solely in the form of additional Arch Phantom Units, when such dividends are paid (i) on the actual number of shares of Arch Common Stock reflected in the Arch Phantom Units held in such Account,
(ii) on the actual number of shares of Olin Common Stock reflected in the Olin Phantom Units held in such Account and (iii) on the actual number of shares of Primex Common Stock reflected in Primex Phantom Units held in such Account.

        3.5 For purposes of calculating the number of Arch Phantom Units to be credited to an Arch Participant's SCEOP Account as a result crediting Dividend Equivalents or contributions, the SCEOP shall use the Current Market Value for valuing units in the Arch Common Stock Fund as defined under the CEOP. Phantom Units will be credited in fractional amounts up to three decimal places. For purposes of valuing Olin Phantom Units and Primex Phantom Units under this Plan, the SCEOP shall use the Current Market Value for valuing shares in Olin Common Stock Fund and units in the Primex Common Stock Fund, respectively, as defined in the CEOP.

        3.6 SCEOP Participants may either retain their Olin and/or Primex Phantom Units or may have their entire Olin and/or Primex Phantom Unit Account Balance(s) deemed transferred at the then Current Market Value and reinvested in Arch Phantom Units at the then Current Market Value. Once Olin and/or Primex Phantom Units are deemed transferred and reinvested, a Participant may not re-direct investment back into Olin Phantom Units or Primex Phantom Units. No new investment, whether in the form of Company or Participant contributions or Dividend Equivalents, shall be permitted in Olin Phantom Units or Primex Phantom Units.

        3.7 A Participant shall at all times be fully vested in his SCEOP Participant Contribution Account Balance, and shall vest in his Excess Company Matching and Excess Performance Contribution Account Balances in accordance with the vesting schedule contained in the CEOP. Each Participant shall be deemed vested in his SCEOP Account Balance to the



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same extent that he is actually vested in his CEOP Account Balance. For purposes of determining an Arch Participant's vested percentage under this SCEOP, such Participant's past service with Olin shall be recognized to the same extent as if such service had been rendered with Arch. A Participant shall be fully vested in his SCEOP Account Balance upon his death, upon his termination of service from the Company and all affiliates after reaching a retirement date under the CEOP, or upon his termination of service due to his Permanent Disability as defined in the CEOP.

        3.8 In the event that the Compensation Committee of the Board ("the Committee") determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Arch Common Stock, Olin Common Stock, Primex Common Stock, or any other securities of Arch, Olin or Primex, issuance of warrants or other rights to purchase Arch, Common Stock, Olin Common Stock, Primex Common Stock or other securities of these companies, or other similar corporate transaction or event occurs that affects Arch, Olin or Primex Common Stock such that the Committee determines an adjustment in Phantom Units under the Plan is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust Participants' SCEOP Accounts. In the case of a spin-off, split-up, issuance of an extraordinary stock dividend, or similar transaction, such adjustment, in the Committee's discretion, may result in creation of phantom shares in a separate phantom stock fund, reinvestment of such phantom shares in Arch Phantom Units, and the like. In the case of a merger for cash with respect to either Primex or Olin Common Stock, the cash received as a result of such merger shall be deemed reinvested in Arch Phantom Units. Notwithstanding the foregoing, a Participant to whom Dividend Equivalents have been allocated shall not be entitled to receive a non-cash special or extraordinary dividend or distribution unless the Committee expressly authorizes such receipt.

        3.9 Transfers between Arch and Olin. It is contemplated that Plan Participants may transfer their employment after the Distribution Date and on or before February 8, 2000 from Arch to Olin and vice versa and commence, or resume, participation in the SCEOP of the new employer.

        (a) Transfer to Olin From Arch. In the event that a Plan Participant transfers employment to Olin after the Distribution Date and on or prior to February 8, 2000, benefit accrual under this Plan shall cease and Arch shall remain liable for payment of any benefits accrued under this Plan to the date of transfer. No reserves shall be transferred with respect to such Participant. No separation from service shall be deemed to occur under this Plan permitting a distribution under this Plan and benefits hereunder shall not commence until the Participant has terminated his employment with Olin and has otherwise qualified for benefits hereunder. Arch shall continue to recognize a Participant's service with Olin and its affiliates subsequent to his transfer to Olin solely for purposes of determining the Participant's vesting under this Plan.

        (b) Transfer from Olin to Arch. In the event that an Olin employee transfers employment to Arch from Olin after the Distribution Date and on or prior to February 8, 2000, benefit accrual



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under the Olin SCEOP shall cease and Olin shall remain liable for payment of any benefits accrued under that Plan to the employee's date of transfer to Arch. No reserves shall be transferred from Olin or the Olin SCEOP with respect to such Olin employee. Benefits shall not commence under the Olin SCEOP until the former Olin employee terminates service with Arch and its affiliates and has otherwise qualified for benefits under the Olin SCEOP. Following such transfer, Olin shall continue to credit such employee's service with Arch and its affiliates subsequent to his transfer to Arch solely for purposes of determining his vesting under the Olin SCEOP.

                                   ARTICLE IV
                                  DISTRIBUTIONS

        4.1 No amounts credited to a Participant's SCEOP Account under this Plan may be withdrawn or distributed prior to the Participant's termination of employment with the Company and all affiliates thereof, including, but not limited to any other corporation in the same controlled group with Arch (within the meaning of Section 414(b), (c) and (m) of the Code). Amounts credited to a Participant's Account under this Plan may not be loaned to such Participant. A Participant's SCEOP Account will be distributed in the form elected under
Section 4.2 upon the earliest to occur of the Participant's death, termination of service due to Permanent Disability, retirement or termination of active service from the Company and all affiliates. In the event that an Arch Employee is re-employed by Olin on or prior to February 8, 2000, and again participates in the Olin SCEOP, no separation from service shall be deemed to occur permitting a distribution of benefits from this Plan.

        4.2 Upon becoming a SCEOP Participant, such SCEOP Participant shall elect to receive the value of his SCEOP Account Balance either (i) in a lump sum, or (ii) in annual installments for a period not to exceed fifteen (15) years, commencing on the earliest to occur of the Participant's death, retirement, termination of service due to Permanent Disability or termination of active employment from Arch and its affiliated companies. A SCEOP Participant may change such election upon written notice to the Plan Administrator, provided no such change shall be given effect if the SCEOP Participant becomes eligible for a distribution from this Plan within twelve (12) months of such change.

        4.3 Installment payments shall commence to be paid as soon as administratively feasible and generally effective as of the first day of the month following a Participant's termination of active service. The Company may delay the payment of any benefit owed hereunder in order to complete the orderly processing of such benefit.

        4.4 Distributions to a SCEOP Participant of his SCEOP Account Balance shall be made only in the form of cash. Except as provided in Section 7.3, the value of the amount of any distribution shall be based on the Current Market Value of shares in the Arch Common Stock Fund and, if applicable, the Olin Common Stock Fund, as calculated in accordance with the CEOP at the close of business on the last business day immediately preceding the date on which the distribution is to be effective.



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        4.5     Any benefit payable under this Plan on account of the death of a
Participant shall be paid to the Participant's beneficiary as designated or determined under the terms of the CEOP; however, a Participant may, by filing with the Plan Administrator prior to death on a form supplied by the Plan Administrator, designate a different individual or entity to be the designated Beneficiary of such Participant for purposes of this Plan, in which case the subsequent designation will supersede any designation of a beneficiary under the CEOP.

                                    ARTICLE V
                              LIABILITY FOR PAYMENT

        5.1 The Company (and each other Participating Employer) shall pay the benefits provided hereunder with respect to SCEOP Participants who are employed or were formerly employed by it during their participation in the Plan. In the case of a SCEOP Participant who was employed by more than one Participating Employer, the Committee shall allocate the cost of such benefits among such Participating Employers in such manner as it deems equitable. The obligations of the Participating Employer hereunder shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Participating Employer liable for such benefits hereunder.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

        6.1 The Pension Administration and Review Committee shall be the named Plan Administrator of this Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants (and their Beneficiaries), in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan, the Code and ERISA.

        The Plan Administrator shall:

                (a) determine all questions relating to eligibility of Employees to participate or continue participation in the Plan;

                (b) maintain all necessary records for the administration of the Plan;

                (c) interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                (d) assist any Participant regarding his rights, benefits or elections available under the Plan; and


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                (e) communicate to Employees, Participants and their
        Beneficiaries concerning the provisions of the Plan.

        The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

        6.2 Except as otherwise provided herein, all provisions set forth in the CEOP with respect to the administration of that plan shall also be applicable with respect to this Plan. For purposes of this Plan, the Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company or by Olin Corporation with respect to the CEOP.

                                   ARTICLE VII
                  AMENDMENT, TERMINATION AND CHANGE OF CONTROL

        7.1 The Company reserves the right to amend or terminate this Plan at any time, by action of the Company's Board of Directors, the Compensation Committee of the Board, or such other committee from time to time designated by the Board, and without the consent of any employee or other person.

        7.2 Notwithstanding Section 7.1 above, no amendment or termination of the Plan shall directly or indirectly reduce the balance to the credit of any Participant hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, no additional amounts shall be credited under the terms of the Plan. Notwithstanding the termination of this Plan, amounts credited hereunder shall not be distributed to Participants except as provided in Article IV, above.

        7.3 Upon a Change of Control (as defined below), the Plan shall terminate and the Account Balance of a SCEOP Participant shall be paid in cash to such Participant as promptly as practicable, but in no event later than 30 days following the Change in Control. The spin-off of Arch from Olin Corporation shall not be deemed to be a change of control entitling any Participant herein to benefits under this Plan or the prior Olin Supplemental Contributing Ownership Plan. For purposes of the Plan, a "Change in Control" of the Company shall have occurred in the event that

                (i) the Company ceases to be, directly or indirectly, owned of record by at least 1,000 stockholders;



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                (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 of the Act) of 20% or more of the then outstanding voting stock of the Company; or

                (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new Director whose election by the Company's Board or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors of the Company then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or

                (iv) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entities, if any, that succeed to the business of the Company or (y) the combined company); or

                (v) the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company

For purposes of computing the payout under this Section 7.3, the cash value of the SCEOP Account of a Participant shall be determined by:

        (i) multiplying the actual number of shares of Arch Common Stock reflected in a Participant's Arch Phantom Units by the greater of (a) the highest Current Market Value of the Common Stock (as defined in the CEOP Plan) on any date within the period commencing thirty (30) days prior to such Change in Control and ending on the date of the Change in Control, or (b) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto;

        (ii) adding any cash portion attributable to a Participant's Arch Phantom Units held in his SCEOP Account; then



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        (iii) adding the then Current Market Value of that portion of a
        Participant's SCEOP Account which is deemed invested in Olin Phantom Units (and any other phantom units or stock fund established in the SCEOP).

                                         ARTICLE VIII
                                      GENERAL PROVISIONS

        8.1 The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distribution hereunder. The right of a Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated Beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to the SCEOP Accounts of Participants shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

        8.2 Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

        8.3 No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

        8.4 No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        8.5 The Plan shall be construed and administered under the laws of the State of Connecticut, to the extent not preempted by federal law.

        8.6 If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

        8.7 The Plan shall not be automatically terminated by a transfer or sale of all or substantially all of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale,



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

merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate, subject to the provisions of Section 7.2.

        8.8 Each Participant shall keep the Company informed of his current address and the current address of his designated Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of any or all of the Participant's Accounts may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated Beneficiary and such benefit shall be irrevocably forfeited.

        8.9 This Plan shall constitute the entire agreement between the Company and its executives concerning the provision of supplemental CEOP benefits.

        8.10 Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.


        IN WITNESS WHEREOF, Arch Chemicals, Inc. has caused this restated Plan to be executed by its duly authorized officer as of March 1, 2001.


                                    ARCH CHEMICALS, INC.



                                    By:
                                         -------------------------------------
                                         Hayes Anderson
                                         Its Vice President of Human Resources



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